Exhibit 21

TOYS “R” US, INC. AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

AS OF JANUARY 31, 2004

Name	Jurisdiction of Incorporation
ABG Corp.	Nevada
Babiesrus.com, LLC	Delaware
Definitive Solutions Company, Inc.	Delaware
Geoffrey, Inc.	Delaware
Geoffrey International, LLC	Delaware
Toys “R” Us – Belgium, Inc.	Delaware
Toysrus.com, Inc.	Delaware
Toysrus.com, LLC	Delaware
Toys “R” Us – Delaware, Inc.	Delaware
Toys “R” Us – Mass., Inc.	Massachusetts
Toys “R” Us – NY LLC	New York
Toys “R” Us – Ohio, Inc.	Delaware
Toys “R” Us – Penn., Inc.	Pennsylvania
Toys “R” Us – Service, Inc.	Delaware
Toys “R” Us – Texas LLC	Delaware
Toys “R” Us – Value, Inc.	Arkansas
TRU Belgium Holdings II, Inc.	Delaware
TRU Data Services, Inc.	Delaware
TRU Foreign Sales Corporation	California
TRU Gulf Services, Inc.	Delaware
TRU, Inc.	Delaware
TRU Investments, Inc.	Delaware
TRU – LSM Redevelopment Corporation	Missouri
TRU Netherlands Holdings I, Inc.	Delaware
TRU Netherlands Holdings II, Inc.	Delaware
TRU of Puerto Rico, Inc.	Puerto Rico
TRU (Vermont), Inc.	Vermont
Babies “R” Us (Australia) Pty Ltd.	Australia
Toys “R” Us (Australia) Pty Ltd.	Australia
Toys “R” Us Handelsgesellschaft m.b.H.	Austria
Toys “R” Us – Belgium, SCA	Belgium
G.G. Realty Corp., Ltd.	Canada
Toys “R” Us (Canada) Ltd./	Canada
Toys “R” Us (Canada) Ltee
Toys “R” Us S.A.R.L.	France
Toys “R” Us GmbH	Germany
Toys “R” Us Logistik GmbH	Germany
Toys “R” Us Operations GmbH	Germany
Pacific Playthings Limited	Hong Kong
TRU (HK) Limited	Hong Kong
IOCA Limited	Ireland
Y.K. Babiesrus Internet Japan	Japan
Y.K. Toysrus Internet Japan	Japan
Sumus Nos Limited	Mauritius

Name	Jurisdiction of Incorporation
Toys “R” Us (Netherlands), B.V.	Netherlands
Toys R Us Portugal, Limitada	Portugal
Toys R Us, Iberia, S.A.	Spain
Toys “R” Us Aktiebolag	Sweden
Toys R Us AG	Switzerland
Toys “R” Us Financial Services Limited	United Kingdom
Toys “R” Us Holdings PLC	United Kingdom
Toys ‘R’ Us Holdings (UK) Limited	United Kingdom
Toys “R” Us (IFSC) Unlimited	United Kingdom
Toys “R” Us Limited	United Kingdom
Toys “R” Us Properties Limited	United Kingdom
TruToys (UK) Limited	United Kingdom